CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated May 15, 2017 with respect to the consolidated financial statements, schedule, and internal control over financial reporting of VOXX International Corporation included in the Annual Report on Form 10-K for the year ended February 28, 2017, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP

Melville, New York
August 15, 2017